Exhibit 99.3

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

Energy XXI (Bermuda) Limited

1021 Main, Suite 2626

Houston, Texas 77002

Attention: Board of Directors

RE: Joint Proxy Statement of Energy XXI (Bermuda) Limited (“EXXI”) and EPL Oil & Gas, Inc./Prospectus of EXXI (the “Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of EXXI, File No. 333-194942 (the “Registration Statement”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 11, 2014, to the Board of Directors of EXXI as Annex B to the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Joint Proxy Statement/Prospectus under the headings “SUMMARY—Opinions of EXXI’s Financial Advisors—Credit Suisse Securities (USA) LLC,” “THE MERGER—Background of the Merger,” “THE MERGER—EXXI’s Reasons for the Merger; Recommendation of the EXXI Board of Directors,” and “THE MERGER—Opinions of EXXI’s Financial Advisors—Credit Suisse.” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any subsequent amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: April 15, 2014

CREDIT SUISSE SECURITIES (USA) LLC

/s/ Credit Suisse Securities (USA) LLC